Exhibit 32.2

AngioDynamics, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2007 and December 2, 2006

(unaudited)

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO TITLE 18,

UNITED STATES CODE, SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, D. Joseph Gersuk, Executive Vice President, Chief Financial Officer of ANGIODYNAMICS, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

1.	the quarterly report on Form 10-Q of the Company for the fiscal quarter ended November 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 9, 2008

/s/ D. Joseph Gersuk
D. Joseph Gersuk, Executive Vice President,
Chief Financial Officer